Exhibit 31.1

CERTIFICATION

I, Frank F. Ferola, certify that:

1. I have reviewed this quarterly report of The Stephan Co. on Form 10-Q/A for the quarter ended March 31, 2009.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  May 22, 2009

/s/ Frank F. Ferola
Frank F. Ferola
Chief Executive Officer